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                                                                    EXHIBIT 21.2

                                  SUBSIDIARIES
                                 (AS OF 3/8/99)

    Northeast Graphics Inc.

    The Wessel Company, Inc.

    The Lanman Companies, Inc.

    Lanman Lithotech, Inc.

    Central Florida Press, L.L.C.

    RAI, Inc.

    KRI, Inc.

    World Color Book Services, Inc.

    Shea Communications Company

    The Johnson & Hardin Co.

    Magna Graphic, Inc.

    Century Graphics Corporation

    Dittler Brothers, Incorporated

    Acme Printing Company, Inc.

    Great Western Publishing, Inc.

    Infiniti Graphics, Inc.

    World Color Systems, Inc.

    WCX, LLC

    WCY, LLC

    WCZ, LLC

    KRI TN, L.P.

    KRI Dresden, Inc.